EXHIBIT 99.1

FOR RELEASE February 28, 2012

SOURCE: Uni-Pixel, Inc.

UniPixel and Texas Instruments Collaborate on Advanced Touch Screen Solutions

THE WOODLANDS, Texas — February 28, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, has entered a memorandum of understanding with Texas Instruments, Incorporated (TI) (NASDAQ:TXN) to collaborate in the development of touch screen solutions.

In addition to defining a collaboration effort intended to integrate TI’s touch controllers with UniPixel’s UniBoss™ printed touch sensors, the memorandum outlines the terms of a potential definitive agreement involving marketing and sales efforts.

“While this relationship is initially aimed at ensuring that UniBoss touch sensor films are fully operational with TI’s touch screen controller chip family, we believe the ultimate value of this working relationship is in the potential to yield integrated touch solutions that are superior to what each company could accomplish independently,” said UniPixel CEO Reed Killion.

UniBoss is a roll-to-roll printed electronics process with a focus on flexible, conductive microcircuits. UniBoss can pattern conductive traces on plastic and paper substrates and is capable of applying conductive circuits on one or both sides of a single film substrate. For touch sensor applications, UniBoss is a higher performing, lower cost alternative to industry standard ITO transparent conductor films.

TI is a world leader in the design and production of both analog and digital chipsets, and its line of touch controllers are already used by the top manufacturers in numerous handheld electronic devices on the market today. Gaurang Shah, vice president of Audio & Imaging Products at Texas Instruments, commented: “UniBoss offers unparalleled cost and performance benefits that make it a perfect match for TI touch screen controllers. Together, UniPixel and TI will bring to market high-quality touch screen solutions at an extraordinarily low cost.”

Killion added: “We are excited to work with an innovative industry leader like Texas Instruments. We believe this is just the beginning of a mutually beneficial relationship that will lead to providing advanced touch screen technology to global OEMs.”

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ:UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, UniBoss™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com